UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 14, 2013

ANTRIABIO, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54495	27-3440894
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

890 Santa Cruz, Menlo Park, CA		94025
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 241-9330

(Former Address, Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On November 14, 2013, AntriaBio, Inc., a Delaware corporation (the “Company”, “we”, “us” or “our”) issued a 14% promissory note in the principal amount of $250,000 (the “Note”) to Konus Advisory Group, Inc. (the “Holder”) in order to evidence funds the Holder has agreed to loan to the Company.

Pursuant to the terms of the Note, the principal balance of the Note is due at the earlier of, (i) November 1, 2014 or (ii) ten days after the closing of an equity financing that raises at least three million dollars.  In connection with the Note, we have also agreed to issue one common share purchase warrant (each a “Warrant”) for each dollar we borrow on the Note.   Each Warrant is exercisable into one share of our common stock at an exercise of $1.25 per share, with an expiry date of five years after issuance.

The foregoing summary of the terms of the Note is qualified in its entirety by the text of the Note, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required to be disclosed in this Item 2.03 is incorporated herein by reference from Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities.

The information required to be disclosed in this Item 3.02 is incorporated herein by reference from Item 1.01.

Neither the Note nor the Warrant have been registered under the United States Securities Act of 1933, as amended (the “Act”), in reliance on an exemption from registration under Section 4(a)(2) of the Act, and Rule 506 promulgated thereunder, based on the fact that the Holder is an “accredited investor,” as such term is defined in Rule 501 of Regulation D.  Neither the Note nor the Warrant may  be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	14% Promissory Note and Warrants dated November 14, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTRIABIO, INC.

Date: November 15, 2013	By:	/s/ Nevan Elam
Name: Nevan Elam Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description
10.1	14% Promissory Note and Warrants dated November 14, 2013